EXHIBIT 99.2

ACTION BY WRITTEN CONSENT OF DIRECTORS
OF
CENTOR, INC.
a Nevada Corporation

The undersigned Directors of Centor, Inc., a Nevada Corporation (the “Corporation”), hereby consent to the following actions of the Corporation, taken by this unanimous written consent, pursuant to the provisions of the Bylaws of the Corporation and the Nevada Business Corporation Act.

WHEREAS, the Corporation has deemed the following actions to be in its best interests;

NOW, WHEREFORE IT IS RESOLVED AS FOLLOWS:

1.           Change of Corporate Name

RESOLVED, that the Corporation is hereby authorized to change the name of the Corporation from Centor, Inc. to Centor Energy, Inc.

RESOLVED FURTHER: That Holladay Stock Transfer, Inc., the registrar and transfer agent of the Corporation is authorized to change certificates representing said shares of the Corporation.

2.           OMNIBUS RESOLUTION.

RESOLVED FURTHER:  That the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Corporation, to take any and all actions reasonably necessary or appropriate to carry out the intent of the above resolutions, including the execution of documents, and making any filings with federal and state securities authorities as they deem necessary or appropriate, and that any and all actions taken by the officers in connection therewith are hereby ratified, confirmed, and approved.

This Unanimous Written Consent may be executed in counter parts and by facsimile and such counterparts and facsimile copies shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned director(s).

Dated: November 19, 2013	By:	/s/ Bradley Wilson
Bradley Wilson - Director

Dated: November 19, 2013		/s/ Frederick Da Silva
Frederick Da Silva – Director